Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF COLORADO

In re: PRB ENERGY, INC., a Nevada corporation Debtor. In re: PRB OIL & GAS, INC., a Colorado corporation Debtor. In re: PRB GATHERING, INC. a Colorado corporation Debtor.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO. 08-12658 ABC Chapter 11 CASE NO. 08-12661 ABC Chapter 11 CASE NO. 08-12663 ABC Chapter 11 (Jointly Administered Under Case No. 08-12658 ABC)

AMENDED PLAN SUPPORT AGREEMENT BETWEEN DEBTORS

AND WEST COAST OPPORTUNITY FUND, LLC

This Plan Support Agreement (“Agreement”) is made by and between West Coast Opportunity Fund, LLC (“WCOF”), on the one hand, and PRB Energy, Inc. (“PRB Energy”) and PRB Oil & Gas, Inc. (“PRB O&G”) on the other hand.  WCOF and the Debtors are collectively referred to herein as the “Parties”.  PRB Gathering, Inc (“PRB Gathering”) joins in the execution of this Agreement to acknowledge certain releases and join certain covenants recited herein.  The aggregate of PRB Energy, PRB O&G, and PRB Gathering are referred to herein as the “Debtors.”

RECITALS

Whereas, on March 5, 2008, (the “Petition Date”), PRB Energy, PRB O&G, and PRB Gathering each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

Whereas, no trustee or examiner has been appointed in any case; an Official Committee of Unsecured Creditors has been appointed in the case of PRB Energy.

Whereas, PRB O&G principally owns oil and gas leases together with related personal property associated therewith, including surface equipment, gathering lines, pipelines, processing plants, compressors, pumps, and other related property and equipment, which oil and gas leases cover approximately 385,000 acres in the Denver-Julesburg Basin, located at the juncture of the states of Colorado, Nebraska, and Wyoming (in the aggregate, the “DJ Basin Assets”).  PRB Gathering principally owns pipelines and gathering facilities located in the state of Wyoming.

PRB Energy is a holding company that owns few assets other than cash and cash equivalent assets along with the equity interests in PRB O&G and PRB Gathering.  PRB Energy is a publicly reporting company under the Securities Exchange Act of 1934 and currently has outstanding approximately 8,722,000 shares of common stock, par value $0.001 per share (“Old Equity”).

Whereas, WCOF and DKR Soundshore Oasis Holding Fund Ltd. (“DKR”) were each issued one Senior Secured Debenture by PRB O&G in the stated principal amount of $7,500,000, for a total stated principal amount of $15,000,000 (collectively, the “Debentures”).    The Debentures were guaranteed by PRB Energy and PRB Gathering and secured with a pledge, mortgage and security interest in substantially all the assets of PRB O&G, PRB Energy and PRB Gathering, including, without limitation, PRB O&G’s DJ Basin Assets and PRB Energy’s equity interests in PRB Gathering and PRB O&G.   WCOF and DKR made additional prepetition advances at the specific request of PRB Energy, PRB O&G, and PRB Gathering in the combined amount of $202,562.  WCOF and DKR gave notice to the Debtors on February 22, 2008, that Debtors were in default under the terms of the Debentures and the collateral documents securing same.  As a result of the declaration of default, the Holders of the Debentures assert that the Debentures became immediately due and payable together with a prepayment premium in amount of $750,000 per debenture, in the aggregate $1.5 million.  The Holders of the Debentures believe the senior secured claim, including principal, prepayment premium, pre- and post-petition interest and attorneys fees, to be approximately $18,700,000 (the “Senior Secured Claim”). WCOF has acquired the claim of DKR and, as a result, WCOF is now the sole owner of the Debentures and the Senior Secured Claim.

Whereas, in March 2006, PRB Energy issued $21,965,000 in senior subordinated convertible notes payable to various individuals and entities (the “Subordinated Notes”), which Subordinated Notes are subordinated to certain indebtedness owed by PRB Energy.  The Subordinated Notes are a recourse obligation only of PRB Energy and are secured by certain assets owned by PRB Gathering.  The Subordinated Notes are not secured by any assets owned by PRB Energy or PRB O&G.

Whereas, the Debtors did not propose a plan of reorganization during the period of exclusivity, but rather filed a motion to extend exclusivity periods. WCOF has been in contact with the Debtors’ board of directors regarding a consensual plan of reorganization for PRB Energy and PRB O&G and the Parties wish to proceed with a plan of reorganization as detailed below.

AGREEMENTS

Now therefore, in consideration of the mutual agreements herein, and to facilitate the pursuit, filing, solicitation, voting, confirmation and implementation of a joint plan of reorganization for PRB Energy and PRB O&G, the Parties hereby memorialize the material terms of a restructuring plan (the “Plan”).  The signatories hereto agree that they will support and pursue the filing, solicitation, voting, confirmation and implementation of the Plan described hereafter, as provided by and upon the terms and conditions contained herein:

A.                                    Material Plan Terms

1.                                       PRB Energy shall change its name to a name mutually agreeable to the Parties.   PRB Energy shall continue as a public company and shall maintain its public listing on the OTC Bulletin Board or a nationally recognized stock exchange as the Parties may agree and as may be permitted by applicable rules.

2.                                       As of the Effective Date of the Plan, shares of Old Equity shall be cancelled.

3.                                     As of the date of confirmation of the Plan, and subject to the restructuring of the Debentures described hereafter, the Debtors acknowledge that (i) the Debentures were in default on February 22, 2008, (ii) the Debentures were immediately due and payable on February 22, 2008; (iii) the prepayment premium of $750,000 per Debenture has been due and payable since February 22, 2008. As of the date of confirmation, the Debtors shall not object to the amount of WCOF’s claim, provided it is not in excess of $18,700,000, principal, interest and attorneys fees, as of August 1, 2008.  WCOF’s Senior Secured Claim shall be reduced by amounts received by WCOF as proceeds of the sale of the Gap/Bonepile Assets (as further defined in Docket No. 249), the sale of which was authorized pursuant to Docket No. 303.

4.                                       The debts and claims represented by the Subordinated Notes in the PRB Energy case shall be treated in the Plan as unsecured claims in PRB Energy.  Claimants filing mechanics’ and materialmen’s lien claims in either PRB Energy or PRB O&G case shall also be classified and treated in the Plan as unsecured claims. If the Parties mutually agree, and if the value of the collateral justifies and requires such treatment, the claims of parties filing mechanics’ and materialmen’s liens may be paid in full under the Plan.

5.                                       PRB Energy shall issue  15 million shares of common stock of PRB Energy, par value $1.00 per share (“New Equity”) , of which 90% (or  13.5 million shares) will be issued to WCOF, and 10% (or  1.5 million shares) will be issued, on a pro rata basis, to all holders of allowed unsecured claims in the PRB Energy and PRB O&G cases.  On the effective date of the Plan, it is expected that the New Equity of reorganized PRB Energy will be held, pro rata,  90% by WCOF, and 10% pro rata by the holders of allowed unsecured claims in the PRB Energy and PRB O&G cases.  For a period of three years following the confirmation of the Plan, the holders of New Equity shall have preemptive rights to participate and subscribe for, on a pro rata basis, any additional offerings and issuances of shares of New Equity or other securities that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property, into shares of New Equity.  At the expiration of three years from the date of confirmation, the preemptive rights shall terminate.

6.                                       In addition to the issuance of New Equity described above, holders of allowed unsecured claims in the PRB Energy and PRB O&G cases will also receive options to acquire, on a pro rata basis, one million shares of New Equity at an exercise price of $1.00 per share.

7.                                       Within 15 calendar days of the entry of the order confirming the Plan, WCOF shall loan to PRB Energy and PRB O&G, jointly and severally, $1.5 million (the “Exit Financing

Facility”), which shall be used to pay (a) the post-petition claims of PRB Funding, LLC(1) and PRB Acquisition, LLC(2), (b) administrative claims that require payment as part of confirmation, and (c) other expenses and obligations as provided herein and in the Plan.  The Exit Financing Facility terms will be added to the Debentures and shall share pari passu with the collateral rights of the Debentures.

8.                                       PRB Funding, LLC shall have the option to have its claim paid in full on the Effective Date of the Plan or receive shares of New Equity in full satisfaction of its claim at a conversion rate of $1.00 per share.  PRB Acquisition, LLC shall have its claim paid in full in cash on the Effective Date of the Plan with no conversion rights.

9.                                       With the exception noted hereafter, WCOF shall commit and guarantee to raise no less than $7,500,000 of new equity capital for PRB Energy within 90 calendar days of the confirmation date (“New Equity Raise”).  This New Equity Raise will dilute the shares of New Equity described above, but shall be subject to the preemptive rights of WCOF and the unsecured creditors.  The New Equity Raise may be less than $7,500,000 upon the prior approval of the holders of at least a majority, in dollar amount, of the Subordinated Notes.

10.                                 The Debentures and all amounts owed thereunder shall be ratified, affirmed, and maintained by the Debtor post-confirmation and shall remain unaffected by the Plan; however, the Debentures shall be restructured as follows:

(a)  The Senior Secured Claim of WCOF shall be reduced by $1,750,000, from approximately $18,700,000 to approximately $16,950,000, and the $1.5 million Exit Financing Facility described above shall be added to and included in the Debentures; for purposes of clarity, the $1.5 million prepayment premium that became due prepetition shall remain part of the Senior Secured Claim and, upon confirmation, shall become part of the new principal amount of the Debentures;

(b)  the maturity date of the Debentures shall be extended to: (i) December 31, 2009 for $3,750,000 of the amount owed thereunder; and (ii) December 31, 2010 for the remaining amount owed thereunder, which is currently approximately $15,000,000;

(c)  the interest rate shall be reduced to 10% per annum;

(1)   Pursuant to the Corrected Interim Order Authorizing Post-Petition Financing and Limited Use of Cash Collateral (Docket No. 154), PRB Funding, LLC provided post-petition financing to PRB Energy and PRB O&G in the amount of  $275,000,  secured by a security interest in substantially all of PRB Energy and PRB O&G’s assets, subject to all valid, perfected liens and security interests in such assets.

(2)   Pursuant to the Final Order (1) Authorizing Debtors-In-Possession to Obtain Financing, Grant Security Interests, and Accord Priority Status Pursuant to Section 364 of the Bankruptcy Code and Afford Adequate Protection; (2) Modifying the Automatic Stay; and (3) Authorizing the Limited Use of Cash Collateral (Docket No. 222), PRB Acquisition, LLC provided post-petition financing to PRB Energy and PRB O&G, in the amount of $336,000, secured by a security interest in substantially all of PRB Energy and PRB O&G’s assets, subject to all valid, perfected liens and security interests in such assets.

(d)  the Debentures shall be secured by a first priority lien on all of the assets of PRB Energy and PRB O&G, including, without limitation, all of the DJ Basin Assets;

(e)  WCOF shall give a full and complete release to PRB Gathering of its guaranty; all collateral of PRB Gathering securing the Debentures shall be fully released, provided however, such release expressly shall not include WCOF’s rights to the proceeds of the sale of Gap and Bonepile assets;

(f)  the debt represented by the Debentures (and any portion thereof, at the holder’s election) shall be convertible into shares of New Equity at any time at a conversion rate of $1.00 per share;

(g)  the mortgages, security agreements, pledge agreements and other collateral documents securing the Debentures shall be amended to provide for nonjudicial foreclosure, if not previously done;

(h)  for further clarity, the provisions in the Debentures providing for payment of 110% of amounts due upon certain events, as provided in, inter alia, §§ 3(b), 4(b),and 5 of the Debentures, shall continue in the restructured Debentures postconfirmation;

(i)  WCOF, its officers, directors, employees, partners, affiliates and attorneys, shall receive full and complete releases from PRB Energy, PRB O&G, and PRB Gathering of and from any and all claims of any nature, known or unknown, tort or contract, accrued or unaccrued, as of the Effective Date of the Plan.

11.                                 A new board of directors of PRB Energy shall be appointed under the Plan and shall consist of the following five members:  (i) Gus Blass; (ii) Bill Hayworth; (iii) two representatives to be appointed by WCOF; (iv) and one representative to be appointed unanimously by the other four directors and who will serve as the chairman of the board.  Equity incentive options shall be issued to employees of PRB Energy and the new board of directors on terms to be mutually agreed upon by the Parties.

B.                                    Other Agreements

12.                               Plan and Disclosure Statement.  PRB Energy and PRB O&G shall promptly prepare and file a Plan and Disclosure Statement containing, at a minimum, the terms, conditions, provisions, and agreements contained herein, together with sufficient additional information to satisfy the provisions and requirements of 11 U.S.C. § 1125(b).  Provided that the information and disclosures contained in the Disclosure Statement approved by the Court in accordance with 11 U.S.C. § 1125(b) do not materially deviate from the information currently available to the Parties, the Parties agree to support and work in good faith to obtain confirmation of the Plan described herein.  Once the Plan is filed, PRB Energy and PRB O&G agree not to amend, modify or withdraw such Plan in a manner that negatively affects WCOF in any material fashion without the prior written consent of WCOF.  Notwithstanding any provisions herein to the contrary, the Parties shall comply in all respects with the provisions of the Bankruptcy Code.

13.                                 No Material Deviations.  The terms of the Plan described herein and to be filed by the Parties shall not materially deviate from the terms recited herein without the express, prior written consent of WCOF exercised in its sole discretion.

14.                               Tax Considerations.  The structure of the Plan described herein may be modified as the Parties may mutually agree in order to achieve the most beneficial and efficient tax results.

15.                                 Exclusive Negotiations.  Beginning on this date and continuing for a period of sixty (60) days, and so long thereafter as WCOF is pursuing confirmation of the Plan in good faith, (i) PRB Energy and PRB O&G shall use reasonable good faith efforts to draft, file and obtain confirmation of the Plan together with a disclosure statement in support thereof, (ii) PRB Energy and PRB O&G shall not, without the prior written consent of WCOF, propose any alternative plan, agree to or agree to support any alternative plan, negotiate with other parties for or enter into any other plan support agreement, lock-up agreement or similar agreement, or discuss with or negotiate for the sale of its equity or any of its assets; (iii) PRB Energy and PRB O&G shall not, without the prior written consent of WCOF, discuss, propose, negotiate for, request, or file a motion seeking any alternative debtor-in-possession financing or use of cash collateral.  So long as WCOF is pursuing in good faith the confirmation of the Plan, the Debtors shall not, without the prior written consent of WCOF, (a) file a competing or alternative Plan, (b) file a motion to convert any of the cases to a proceeding under Chapter 7 of the Bankruptcy Code; (c) directly or indirectly, raise or file, or encourage any other creditor of the Debtors to raise or file, any objection with the Bankruptcy Court or otherwise to a Reorganization or any of the terms hereof or transactions contemplated hereby, nor take any other action or enter into any other agreement contrary to or inconsistent with the Plan; (d) propose, directly or indirectly, nor encourage nor assist any other person in proposing, an agreement or other transaction to present to the Bankruptcy Court in lieu of or in conflict with a Reorganization; or (e) propose, agree to or participate in a sale of any assets of PRB Energy or PRB O&G under Section 363 of the Bankruptcy Code.

16.                                 Cash Collateral Order.  The Parties acknowledge that the current order authorizing use of cash collateral expires August 8, 2008.  No cash collateral order extending cash collateral use beyond August 8, 2008 shall be requested or filed without the prior written consent of WCOF.  Upon execution of this Agreement, the Parties shall cooperate in good faith to negotiate and execute an agreement regarding the use of cash collateral (the “Cash Collateral Order”) for a period of 60 days beyond August 8, 2008; such period may be extended by mutual agreement of the Parties.  The Cash Collateral Order shall provide as adequate protection, at a minimum,  (a) bankruptcy court approval of this Plan Support Agreement, so that it shall be effective and binding on PRB Energy and PRB O&G; and (b) that the collateral documents securing the Debentures, including without limitation, the mortgages of record, may be amended at WCOF’s election and in a form satisfactory to WCOF’s counsel to provide for the remedy of nonjudicial foreclosure in the event of default.  Once the Cash Collateral Order is finalized (though the Parties need not wait for it to be entered by the Court), the Parties shall negotiate and file the Plan, with accompanying disclosure statement, containing, at a minimum, the terms recited herein (or such terms as the Parties shall mutually agree upon), no later than August 22, 2008.  The Parties shall mutually pursue in good faith the confirmation of the Plan.

17.                                 Termination and Effectiveness.  This Agreement shall not be effective unless and until it is approved by the bankruptcy court exercising jurisdiction over the bankruptcy cases of PRB Energy and PRB O&G, and, in any event, shall expire and terminate if it is not executed by the close of business on Tuesday, August 5, 2008, at 5:00 p.m. Mountain Time.  Once this Agreement becomes effective, if either PRB Energy or PRB O&G fails to comply with any deadline or violates any of the provisions of this Agreement, then, at WCOF’s sole and exclusive option, this Plan Support Agreement shall terminate.

18.                                 Continuation of Certain Rights Notwithstanding Termination.  Notwithstanding anything contained herein and notwithstanding the termination of this Agreement, all cash collateral orders entered on or prior to the date of termination, and the rights, duties, obligations and remedies set forth in such cash collateral orders, shall continue in full force and effect unless WCOF specifically agrees in writing to the contrary or the Bankruptcy Court orders otherwise.  Any cash collateral orders entered into as contemplated by this Agreement shall continue in full force and effect notwithstanding the termination of this Agreement.  If, as and when this Agreement terminates, PRB Energy and PRB O&G are free to seek authority to use cash collateral, provided that it is consistent with this paragraph.

19.                                 Additional Documents.  The Parties will: (a) cooperate fully and execute, or cause their attorneys to execute, any and all supplementary documents; and (b) take all additional actions which may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

20.                                 Multiple Counterparts.  This Agreement may be executed in multiple counterparts and with detachable signature pages each of which will be deemed an original and all of which taken together will constitute one and the same Agreement.

21.                                 No Waiver of Rights.  This Agreement contemplates the filing and confirmation of a Plan of Reorganization in the Chapter 11 cases of PRB Energy and PRB O&G.  Prior to the Effective Date of the Plan contemplated hereby, it is expressly agreed and understood that this Agreement shall not constitute a waiver of any rights, remedies, liens or mortgages of WCOF under the Debentures and collateral documents.

22.                                 Final Expression of Agreement.  Except as otherwise recited herein, this Agreement constitutes the entire agreement between the Parties hereto with respect to the transaction contemplated herein as of this date and replaces any prior agreements, oral or written.

23.                                 Time of the Essence.  Time is of the essence with respect to all matters described herein and contemplated hereby.

IN WITNESS WHEREOF, each of the signatories has caused this Agreement to be duly executed as of August 5, 2008.

West Coast Opportunity Fund, LLC

By:	/s/ Atticus Lowe

Its: Chief Investment Officer of West Coast Asset Management, Inc., the managing member of WCOF

PRB Energy, Inc.

By:	/s/ James P. Schadt

Its: Chairman

PRB Oil & Gas, Inc.

By:	/s/ James P. Schadt

Its: Chairman

PRB Gathering, Inc.

By:	/s/ James P. Schadt

Its: Chairman